Exhibit 99.01

                      Sento Reports Second Quarter Results

AMERICAN FORK, Utah, October 21, 2003 -- Sento Corporation (Nasdaq: SNTO - news) today announced financial results for its second fiscal quarter and six months ended September 30, 2003.

Revenues for the quarter were $4.1 million compared to $3.5 million for the same quarter last year, a 17% increase. Net loss for the quarter was $(478,000), or $(0.21) per share, compared to a net loss of $(1,027,000) or $(0.49) per share for the quarter ended September 28, 2002.

Revenues for the 6-month period were $8.2 million compared to $7.7 million for the 6-month period last year, a 6% increase. The net loss was $(1 million), or $(0.46) per share compared to a net loss of $(1.8 million), or $(0.86) per share for the 6-month period last year.

Pat O'Neal, President and Chief Executive Officer, said, "We are pleased about the $600,000 quarterly increase in our business and the conversion of 92%, or $549,000, of that amount into bottom line. We believe that we have firmly established a technology-based platform whose core-costs can be leveraged so that profits going forward can be especially strong. On Monday, October 6, 2003, Sento announced an additional $4 million in annualized revenues - a sum expected to increase quarterly revenues by $1 million."

On a pro forma basis, the net loss for the quarter ended September 30, 2003 was $(396,000), or $(0.17) per share, compared to a pro forma net loss of $(1,006,000), or $(0.48) per share, for the quarter ended September 28, 2002. For the six month period the pro forma net loss was $(865,000), or $(0.39) per share, compared to a pro forma net loss of $(1,761,000), or $(0.84) per share. Pro forma net loss excludes non-cash charges of $35,000 for stock-based compensation, and non-cash charges of $46,000 associated with valuation of warrants and conversion of debentures for the quarter ended September 30, 2003. Pro forma net loss excludes non-cash charges of $50,000 for stock based compensation, and non-cash charges of $103,000 associated with valuation of warrants and conversion of debentures for the six months ended September 30, 2003.

The loss for the quarter represented a 61% improvement on a pro-forma basis compared to the same period a year ago and a 53% improvement on a GAAP basis. The Company has taken significant steps to reduce costs and as a result reported a gross profit of $343,000 for the current fiscal quarter versus a $(269,000) loss at the gross profit line for last year's second fiscal quarter.

CONFERENCE CALL

Sento senior management will host a conference call today at 2:15 p.m. Mountain Time (4:15 p.m. Eastern Time) to discuss its results, business developments, future earnings and growth opportunities. Within the USA call (800) 473-8694. Outside the USA call (816) 750-0761 and allow 5 minutes before the start time. The confirmation number is 19826019. A replay of the conference call will be available for 7 days following the call at (800) 252-6030 or (402) 220-2491 if calling outside the USA by entering reservation number 19826019. The replay will be available until October 28, 2003.

PRO FORMA FINANCIAL MEASURES

In this earnings release and during our earnings conference call to be held on October 21, 2003 as described above, Sento uses or plans to discuss certain pro forma financial measures, which may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, ("GAAP"). A reconciliation between pro forma and GAAP measures can be found in the accompanying tables. The Company believes that, while these pro forma measures are not a substitute for GAAP results, they provide the best basis for evaluating the Company's cash requirements for ongoing operating activities. These pro forma measures have been reconciled to the nearest GAAP measure as is now required under new SEC rules regarding the use of non-GAAP financial measures. The Company computes pro forma net income by adjusting GAAP net income for stock-based compensation and valuation of warrants and conversion of debentures.

SENTO PROFILE

Sento Corporation (www.sento.com) provides the latest in Web-enabled CRM (Customer Relations Management) solutions for a diversified portfolio of organizations. Services include: self-help, live chat, Web collaboration, email, and telephone. Utilizing a tested and proven technology set, Sento provides an enhanced customer experience at a significant cost reduction when compared to traditional models. Sento deploys a distributed workforce strategy and customer-centric applications to provide the best in customer care and support. FORWARD LOOKING STATEMENTS
Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: variations in market and economic conditions; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from the Company's current expectations are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-772-1417 or pat_oneal@sento.com Stanley C. Cutler, CFO, Sento at 801-772-1410 or stan_cutler@sento.com
Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652-3884 or laurie@shareholder-relations.net

                                       SENTO CORPORATION AND SUBSIDIARIES

                                      Condensed Consolidated Balance Sheets
                                                   (Unaudited)
                                                     Assets

                                                                 September 30, 2003       March 31, 2003
                                                                 ------------------       --------------
Current assets:
     Cash and short-term investments                                 $ 2,274,448           $  2,583,337
     Accounts receivable (net)                                         2,537,253              2,848,863
     Other current assets                                                174,426                220,091
                                                                     -----------           ------------
                Total current assets                                   4,986,127              5,652,291

Property and equipment (net)                                           3,694,834              4,130,921
Other assets                                                             429,049                321,521
                                                                     -----------           ------------
                Total assets                                         $ 9,110,010           $ 10,104,733
                                                                     ===========           ============




                                      Liabilities and Stockholders' Equity

Current liabilities:
        Current portion of long-term debt                            $ 2,013,953           $  1,333,170
        Accounts payable                                               1,494,307              1,728,768
        Accrued liabilities and other                                  1,144,077              1,474,738
        Deferred revenue and customer deposits                           265,458                 46,453
                                                                     -----------           ------------

                Total current liabilities                              4,917,795              4,583,129
                                                                     -----------           ------------
Long-term liabilities:
     Long-term debt, net of current portion                              563,909                888,825
     Convertible debentures                                              512,441              1,202,821
                                                                     -----------           ------------
                Total long-term liabilities                            1,076,350              2,091,646
                                                                     -----------           ------------
Stockholders' equity                                                   3,115,865              3,429,958
                                                                     -----------           ------------

                Total liabilities and stockholders' equity           $ 9,110,010           $ 10,104,733
                                                                     ===========           ============

                                               SENTO CORPORATION AND SUBSIDIARIES

                                         Condensed Consolidated Statements of Operations
                                                           (Unaudited)


                                                        Three Months Ended                      Six Months Ended
                                                -----------------------------------    ------------------------------------

                                                     September 30,   September 28,         September 30,   September 28,
                                                         2003             2002                  2003           2002
                                                   --------------- ---------------        --------------- ----------------
Revenues                                            $   4,085,034   $   3,485,775          $   8,239,665   $   7,708,509
Cost of sales                                           3,742,276       3,755,097              7,695,432       8,065,517
                                                    -------------   -------------          -------------   -------------

        Gross profit (loss)                               342,758        (269,322)               544,233        (357,008)
Selling, general and administrative expenses              663,586         615,134              1,264,933       1,203,122
Stock-based compensation                                   35,341               -                 49,558               -
                                                    -------------   -------------          -------------   -------------
        Operating loss                                   (356,169)       (884,456)              (770,258)     (1,560,130)

Non-cash charge for valuation of warrants and
   conversion of debentures                               (46,154)        (21,613)              (102,546)        (42,255)
Other expense (net)                                       (75,583)       (121,359)              (144,691)       (200,743)
                                                    -------------   -------------          -------------   -------------
Net loss                                            $    (477,906)  $  (1,027,428)         $  (1,017,495)  $  (1,803,128)
                                                    =============   =============          =============   =============


Basic and diluted loss per share                    $       (0.21)  $       (0.49)         $       (0.46)  $       (0.86)
                                                    =============   =============          =============   =============


Weighted average number of common and common
   quivalent shares outstanding                         2,270,162       2,098,942              2,201,695       2,098,910
                                                    =============   =============          =============   =============
Pro forma adjustments:


GAAP net loss                                       $    (477,906)  $  (1,027,428)         $  (1,017,495)  $  (1,803,128)
Stock-based compensation                                   35,341               -                 49,558               -
Non-cash charge for valuation of warrants and
   conversion of debentures                                46,154          21,613                102,546          42,255
                                                    -------------   -------------          -------------   -------------
Pro forma net loss                                  $    (396,411)  $  (1,005,815)         $    (865,391)  $  (1,760,873)
                                                    =============   =============          =============   =============


Pro forma basic and diluted loss per share          $       (0.17)  $       (0.48)         $       (0.39)  $       (0.84)
                                                    =============   =============          =============   =============


Shares used to compute pro forma basic and
   diluted loss per share                               2,270,162       2,098,942              2,201,695       2,098,910
                                                    =============   =============          =============   =============